UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REALITY SHARES ETF TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PO Box 199045, Brooklyn, NY 11219

SHAREHOLDER NAME

ADDRESS 1

ADDRESS 2

ADDRESS 3

CITY, STATE ZIP

URGENT NOTICE

November 4, 2020

Dear Shareholder,

We have been unable to reach you to discuss important changes related to your investment in the one or more of the REALITY SHARES ETFs.

It is essential that we speak with you regarding this matter. The call will only take a few moments of your time, and you will not be asked for any confidential information.

Please call us toll-free at 1-800-207-3156 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday, or between 10 a.m. and 6 p.m. on Saturday. At the time of the call please refer to the reference number listed below.

Thank you in advance for your assistance.

Shareholder Services Team

AST Fund Solutions

REFERENCE NUMBER: [0123456789]